Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 13, 2024, relating to the consolidated financial statements and financial statement schedules and the effectiveness of internal control over financial reporting of Community Healthcare Trust Incorporated (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

Nashville, Tennessee

May 2, 2024